Exhibit 32
                                  VERITEC, INC.

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

      The undersigned, Van Tran, the Chief Executive Officer and Chief Financial Officer of Veritec, Inc. (the "Company"), individually, has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004 (the "Report").

      The undersigned hereby certifies that:
    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial 2 condition and results of operations of the Company as of December 31, 2004 (the last day of the period covered by this Report).

      IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 21st day of February, 2005.

                                                   /s/    Van Tran
                                                   ----------------------------
                                                   Van Tran
                                                   Chief Executive Officer and
                                                   Chief Financial Officer

























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